UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

Northfield Bancorp, Inc.

(Exact name of registrant as specified in its charter)

United States	1-33732	42-1572539
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1410 St. Georges Avenue, Avenel, New Jersey		07001
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (732) 499-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2012, Northfield Bank, the wholly owned subsidiary of Northfield Bancorp, Inc., approved amended and restated employment agreements with Chairman of the Board, President and Chief Executive Officer, John W. Alexander, and Executive Vice President, Michael J. Widmer effective January 1, 2013. Pursuant to the review provided for in each agreement, the agreements were extended for an additional year so that the term of the agreements remains three years. The amended and restated agreements are filed as exhibits to this Current Report on Form 8-K.

Also on December 19, 2012, Northfield Bancorp, Inc., and Northfield Bank appointed William R. Jacobs Principal Accounting Officer. Mr. Jacobs, 39, joined Northfield as Vice President – Controller on October 2, 2006. He was named Senior Vice President in January, 2010.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Exhibit

10.1	Employment Agreement with John W. Alexander, dated January 1, 2013

10.2	Employment Agreement with Michael J Widmer, dated January 1, 2013

(a) SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHFIELD BANCORP, INC.

DATE: December 21, 2012	By:	/s/ Steven M. Klein
Steven M. Klein
Chief Operating and Chief Financial Officer